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SUBSIDIARIES OF THE COMPANY


                            HINES HORTICULTURE, INC.


                                                                    EXHIBIT 21.1
                                                                    ------------

                List of Subsidiaries of Hines Horticulture, Inc.

         The following is a list of subsidiaries of Hines Horticulture, Inc. (the "Company"). The common stock of all the corporations listed below are wholly owned, directly or indirectly, by the Company. If indented, the corporation is a wholly-owned subsidiary of the corporation under which it is listed.

NAME OF CORPORATION                                JURISDICTION OF INCORPORATION
-------------------                                -----------------------------

Hines Horticulture, Inc.                                      Delaware
     Hines Nurseries, Inc.                                    California
          Hines SGUS, Inc.                                    Nevada
          Enviro-Safe Laboratories, Inc.                      Florida